UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

On April 23, 2007, MedAire, Inc.’s (the "Company") three largest shareholders, Gaelic, LLC ("Gaelic"), Best Dynamic Services Limited ("BDS") and Excellus Investments Pte Ltd. ("Excellus"), filed Schedules 13D with the Securities Exchange Commission disclosing that these three shareholders have contributed their shares of the Company's common stock to Procuro, Inc., a Nevada corporation ("Procuro"), and entered into a Shareholder Agreement dated April 18, 2007. Gaelic is controlled by Joan Sullivan Garret, Chairman and Founder of the Company. Generally, the Schedules 13D provide as follows.

Procuro’s principal business is to hold, manage, acquire, dispose of, and vote shares of common stock of the Company. At the date of the Shareholders Agreement, Procuro acquired 44,340,369 shares or 77.08% of the Company’s common stock through the contribution of the following number of shares by each of the Company’s three largest shareholders:

Gaelic: 18,676,065

BDS: 14,780,149

Excellus: 10,884,155

Gaelic, BDS and Excellus each contributed the Company common stock to Procuro in exchange for an equal number of shares of common stock of Procuro. It is contemplated that all shares of the Company common stock, approximately 10,400 shares, held by Joan Sullivan Garrett individually will also be contributed to Procuro by Ms. Garrett in exchange for common stock of Procuro as soon as possible. The stated purpose of the transfer of the common stock to Procuro is to facilitate the orderly sale of the Company common stock owned by Gaelic and Ms. Garret to BDS and Excellus in connection with the Letter Agreements dated December 17, 2005, between BDS and Ms. Garrett.

On April 20, 2007, Gaelic transferred ownership of 1,725,000 shares in Procuro to BDS for a purchase price of (Australian Dollars) A$1.20 per share. Ms.Garrett and Gaelic hold shared voting and dispositive power over 16,951,065 shares of common stock of the Company due to Ms. Garrett’s role as a director of Procuro and because Ms. Garrett has the authority to direct how votes of Company common stock are cast with respect to the number of shares of Procuro common stock owned by the Ms. Garrett and Gaelic in certain instances described in the Shareholders Agreement.

Among other agreements described in the Shareholders Agreement, the Shareholders Agreement provides:

• for the contribution by Ms. Garrett, Gaelic, BDS and Excellus of the Company common stock owned by them to Procuro, in exchange for shares of common stock of Procuro;

• that any other Company common stock that is otherwise owned by Ms. Garrett, Gaelic, BDS and Excellus or is acquired directly or indirectly by any of them or their affiliates following the execution of the Shareholders Agreement be transferred to Procuro in exchange for common stock in Procuro;

• for the sale of Procuro common stock by Ms.Garrett and Gaelic to Excellus and BDS in tranches as described in the Shareholders Agreement and, if neither party has instituted an offer to purchase the other’s Procuro common stock at an appraised value as set forth in the Shareholders Agreement by March 31, 2011 or if all shares of Procuro common stock owned by Ms. Garrett and Gaelic are not sold to the BDS and Excellus by May 31, 2011, then the parties to the Shareholders Agreement shall cause Procuro to be immediately dissolved and the Company common stock held by Procuro will be distributed to the each of the parties in proportion to their Common Stock ownership in Procuro at the time and the Shareholders Agreement will be terminated;

• that if an all cash tender offer is commenced by a third party for the Company’s common stock during the term of the Shareholders Agreement and if the board of directors of Procuro cannot agree on whether to participate in the tender offer, then any holder of Procuro common stock may participate in the tender offer with respect to its pro rata share of Company common stock held by Procuro unless the shareholder who does not elect to participate in the tender offer agrees to buy the other’s shares of Procuro common stock at the tender offer price and on the tender offer closing;

• that if Procuro, any of BDS and Excellus or their respective affiliates desire to acquire shares of Company common stock from any third parties, whether in the form of a tender offer, acquisition, option, merger or otherwise (an "Acquisition"), and Ms. Garrett and Gaelic are required or eligible to vote on such Acquisition, Ms. Garrett and Gaelic agree to vote all of their shares of Procuro common stock or Company common stock in favor of the Acquisition and, in the event of the closing of the Acquisition, Ms. Garrett and Gaelic shall have the right to sell their shares of Procuro common stock to BDS and Excellus at the price specified in the Shareholders Agreement;

• that the Board of Directors of Procuro shall consist of one member appointed by Ms. Garrett and one member appointed by BDS;

• that the Board of Directors of the Company shall continue to be Ms. Garrett, six directors nominated by BDS, and two directors nominated by Ms. Garrett; provided, however, that once Gaelic’s share ownership in Procuro has been reduced to one-half of its holdings as of the date of the Shareholders Agreement, the individuals comprising the Company’s Board of Directors shall be Ms. Garrett, seven directors nominated by BDS, and one director nominated by Ms.Garrett; provided further that once Gaelic’s share ownership in Procuro has been reduced to one-tenth of its holdings as of the date of the Shareholders Agreement, the individuals comprising the Company’s Board of Directors shall be Ms. Garrett and eight directors nominated by BDS; and

• that, except with respect to the election of the Board of Directors of the Company, the Company common stock owned by Procuro shall be voted in a manner determined by Procuro’s board of directors and, if Procuro’s board of directors cannot so agree, then votes shall be cast in the manner, at all times not inconsistent with the terms and intent of the Letter Agreements between BDS and Ms. Garrett executed on December 17, 2005, as directed by Ms. Garrett with respect to the number of shares of Procuro common stock owned by Ms. Garrett and Gaelic and, as directed by Mr. Laurent Sabourin, with respect to the number of shares of Procuro common stock owned by the BDS and Excellus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

April 27, 2007	By:	Roger D. Sandeen

Name: Roger D. Sandeen
Title: CFO